EXHIBIT 5.1



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                            MORRISON & HECKER L.L.P.

                                ATTORNEYS AT LAW

                                2600 Grand Avenue
                        Kansas City, Missouri 64108-4606
                            Telephone (816) 691-2600
                             Telefax (816) 474-4208



                                 January 3, 2002


Pizza Inn, Inc.
5050 Quorum Drive, Suite 500
Dallas, Texas  75240

      Re:  Registration Statement on Form S-8
           Pizza Inn, Inc. 1993 Stock Award Plan (the "1993 Plan")

Ladies and Gentlemen:

      In connection with the filing of a Registration Statement on Form S-8 for Pizza Inn, Inc. (the "Company"), relating to both the issuance pursuant to the 1993 Plan and the subsequent reoffering and resale of common stock of the Company (the "Stock"), you have requested our opinion on the legality of the Stock being issued thereunder. We have examined the Company's Restated Articles of Incorporation, as amended, the Company's Amended and Restated By-Laws, Minutes of applicable meetings of the Board of Directors of the Company, the 1993 Plan, and such other records and documents, together with applicable certificates of public officials, that we have deemed relevant to this opinion.

      Based on the foregoing, it is our opinion that all necessary corporate actions have been taken to authorize the issuance and sale of 600,000 shares of Stock in the manner and as provided for in the Registration Statement on Form S-8, and when such Registration Statement becomes effective and the Stock is issued and the payment received therefore in accordance with the 1993 Plan, the Stock will be validly issued and such Stock will be fully paid and nonassessable.

      We hereby consent to the reference to our firm in the Registration Statement on Form S-8, and consent to the filing of this letter, or copies hereof, as an exhibit to such Registration Statement.

                            Very truly yours,

                            MORRISON & HECKER L.L.P.

                            /s/ Morrison & Hecker L.L.P.